Exhibit 99.1

Foundation Building Materials Announces Third Quarter 2018 Results and Provides Full Year 2018 and 2019 Guidance

2018 Third Quarter Highlights

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•	Record net sales of $542.3 million from continuing operations, an increase of 15.9% compared to the prior year period
•	Base business net sales of $472.1 million from continuing operations, an increase of 12.5% compared to the prior year period
•	Entered into definitive agreement to sell the Mechanical Insulation segment for $122.5 million, expected net proceeds of $116.0 million will be used to pay down debt
•	Completed refinance of Senior Secured Notes; expected to save $12.0 million to $15.0 million per year in cash interest
•	Net loss of $37.6 million from continuing operations; loss per share of $0.88; net loss primarily due to loss of $58.5 million related to refinancing of debt
•	Adjusted net income(1) of $8.2 million and adjusted earnings per share(1) of $0.19
•	Adjusted EBITDA(1) of $43.7 million from continuing operations, an increase of 20.3% compared to the prior year period; Adjusted EBITDA margin(1) of 8.1% compared to 7.8% in the prior year period

Tustin, CA, November 1, 2018 (Business Wire) - Foundation Building Materials, Inc. (the "Company") (NYSE: FBM), one of the largest specialty building product distributors of wallboard, suspended ceiling systems and metal framing in North America, today reported third quarter 2018 financial results and provided updated full year 2018 and full year 2019 financial guidance.

“We delivered strong third-quarter results highlighted by year-over-year net sales growth of 15.9% and base business growth of 12.5%,” said Ruben Mendoza, President and CEO. “Our record results demonstrate the on-going strength of our non-residential construction and commercial repair and remodel markets.”

On September 26, 2018, the Company entered into a definitive agreement to sell its mechanical insulation business. The previously reported amounts for the mechanical insulation segment have now been reclassified as discontinued operations. Our continuing operations now consist of what was previously reported as the Specialty Building Products segment. The transaction is expected to close during the fourth quarter of 2018.

The discussion below represents our continuing operations, unless otherwise noted.

2018 Third Quarter Results

Net sales for the three months ended September 30, 2018, were $542.3 million compared to $467.9 million for the three months ended September 30, 2017, representing an increase of $74.4 million, or 15.9%. Net sales from base business branches contributed $52.3 million, or 12.5%, of the increase which was driven by strong commercial activity, price increases and product expansion into new geographic markets. Net sales from acquired branches and existing branches that were strategically combined contributed $22.1 million of the increase.

Gross profit for the three months ended September 30, 2018, was $154.0 million compared to $135.9 million for the three months ended September 30, 2017, representing an increase of $18.2 million, or 13.4%. The increase in gross profit was primarily due to the increase in net sales. Gross margin for the three months ended September 30, 2018, was 28.4% compared to 29.0% for the three months ended September 30, 2017. The decrease in gross margin was primarily due to higher product costs.

(1) Adjusted net income, Adjusted earnings per share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See “Non-GAAP (Generally Accepted Accounting Principles) Financial Measures” section below for a discussion of how the Company defines and calculates this measure, why the Company believes it is important, and a reconciliation thereof to the most directly comparable GAAP measure.

Selling, general and administrative, or SG&A, expenses for the three months ended September 30, 2018, were $113.3 million compared to $102.3 million for the three months ended September 30, 2017, representing an increase of $11.0 million, or 10.8%. As a percentage of net sales, SG&A expenses were 20.9% for the three months ended September 30, 2018, compared to 21.9% for the three months ended September 30, 2017. Excluding non-recurring adjustments of $3.0 million and $2.5 million for the three months ended September 30, 2018 and 2017, respectively, SG&A expenses as a percentage of net sales for the three months ended September 30, 2018, were 20.3% compared to 21.3% for the three months ended September 30, 2017. The decrease in SG&A expenses as a percentage of net sales was due to our continued focus on operating efficiencies, cost reduction initiatives and leveraging costs with the increase in net sales.

In August 2018, the Company completed the refinancing of its $575 million Senior Secured Notes. The refinancing resulted in a loss of $58.5 million consisting primarily of a write off of deferred financing costs and original issuance discounts and a prepayment premium. The Company expects to save $12.0 million to $15.0 million in cash interest on an annual basis.

Net loss for the three months ended September 30, 2018, was $37.6 million, or $0.88 per share, compared to net income of $0.1 million, or $0.00 per share for the three months ended September 30, 2017. Adjusted net income(1) for the three months ended September 30, 2018, was $8.2 million, or $0.19 per share, an increase of $6.4 million compared to an Adjusted net income(1) of $1.9 million, or $0.04 per share, for the three months ended September 30, 2017.

Adjusted EBITDA(1) was $43.7 million and Adjusted EBITDA margin(1) was 8.1% for the three months ended September 30, 2018, compared to Adjusted EBITDA(1) of $36.4 million and Adjusted EBITDA margin(1) of 7.8% for the three months ended September 30, 2017.

2018 Year-To-Date Results

Net sales for the nine months ended September 30, 2018, were $1,528.2 million compared to $1,346.4 million for the nine months ended September 30, 2017, representing an increase of $181.7 million, or 13.5%. Net sales from base business branches contributed $95.1 million, or 7.6%, of the increase which was driven by strong commercial activity, price increases and product expansion into new geographic markets. Net sales from acquired branches and existing branches that were strategically combined contributed $86.6 million of the increase.

Gross profit for the nine months ended September 30, 2018, was $434.7 million compared to $389.0 million for the nine months ended September 30, 2017, representing an increase of $45.7 million, or 11.7%. The increase in gross profit was primarily due to the increase in net sales. Gross margin for the nine months ended September 30, 2018, was 28.4% compared to 28.9% for the nine months ended September 30, 2017. The decrease in gross margin was primarily due to higher product costs.

SG&A expenses for the nine months ended September 30, 2018, were $328.1 million compared to $299.3 million for the nine months ended September 30, 2017, representing an increase of $28.8 million, or 9.6%. As a percentage of net sales, SG&A expenses were 21.5% for the nine months ended September 30, 2018 compared to 22.2% for the nine months ended September 30, 2017. Excluding non-recurring adjustments of $6.9 million and $11.1 million, respectively, SG&A expenses as a percentage of net sales for the nine months ended September 30, 2018 were 21.0% compared to 21.4% for the nine months ended September 30, 2017. The decrease in SG&A expenses as a percentage of net sales was due to our continued focus on operating efficiencies, cost reduction initiatives and leveraging costs with the increase in net sales.

Net loss for the nine months ended September 30, 2018, was $38.3 million, or $0.89 per share, compared to net income of $3.1 million, or $0.08 per share for the nine months ended September 30, 2017. Adjusted net income(1) for the nine months ended September 30, 2018, was $10.6 million, or $0.25 per share, an increase of $8.1 million compared to an Adjusted net income(1) of $2.5 million, or $0.06 per share, for the nine months ended September 30, 2017.

Adjusted EBITDA(1) was $114.0 million and Adjusted EBITDA margin(1) was 7.5% for the nine months ended September 30, 2018, compared to Adjusted EBITDA(1) of $102.0 million and Adjusted EBITDA margin(1) of 7.6% for the nine months ended September 30, 2017.

Acquisitions and Greenfield Branches

On October 1, 2018, the Company completed the acquisition of Agan Drywall Supply and its related companies ("Agan"), adding three additional branches serving the South Dakota and Iowa markets. For the fourth quarter of 2018, Agan is expected to contribute $5.0 million to $7.0 million to net sales. Through November 1, 2018, the Company has completed four acquisitions totaling 16 branches with

(1) Adjusted net income, Adjusted earnings per share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See “Non-GAAP (Generally Accepted Accounting Principles) Financial Measures” section below for a discussion of how the Company defines and calculates this measure, why the Company believes it is important, and a reconciliation thereof to the most directly comparable GAAP measure.

combined annualized net sales in excess of $130.0 million. The Company expects to continue to supplement organic growth with strategic acquisitions.

As of September 30, 2018, the Company has opened four specialty building products greenfield branches and expects to open one to two more branches by the end of 2018, for a total of five to six branches. These greenfield branches are projected to yield high returns on invested capital within the first few years of startup. They also serve to further leverage the Company’s national scale, increase the Company’s market share, generate economies of scale and support the Company’s organic growth.

2018 and 2019 Outlook for Continuing Operations

For 2018, the Company expects full year net sales to be in the range of $2.0 billion to $2.06 billion. The Company expects Adjusted EBITDA margin(2) for full year 2018 to be between 7.3% and 7.5%, with expected full year 2018 Adjusted EBITDA(2) of $146.0 million to $150.0 million. These expected results include anticipated contributions from acquisitions and greenfield branches.

For 2019, the Company expects full year net sales to be in the range of $2.10 billion to $2.25 billion. The Company expects Adjusted EBITDA margin(2) for full year 2019 to be between 7.6% and 8.0%, with expected full year 2019 Adjusted EBITDA(2) of $160.0 million to $180.0 million. These expected results include anticipated contributions from acquisitions and greenfield branches.

Third Quarter Earnings Release and Conference Call

In conjunction with this release, the Company will host a conference call today, Thursday, November 1, 2018, at 8:30 AM Eastern Time. Ruben Mendoza, President and Chief Executive Officer, John Gorey, Chief Financial Officer, and John Moten, Vice President Investor Relations, will host the call.

The call can be accessed three ways:

•	At the FBM website: www.fbmsales.com in the Investors section of the Company’s website;
•

By telephone: For both listen only participants and those who wish to take part in the question and answer portion of the call, the telephone dial-in number in the U.S. is (855) 327-6837. For participation outside the U.S., the dial-in number is (631) 891-4304; and

•

Audio Replay: A replay of the call will be available beginning at 11:30 AM Eastern Time on Thursday, November 1, 2018, and ending 11:59 PM Eastern Time November 8, 2018. Dial-in numbers for U.S. based participants are (844) 512-2921.  Participants outside the U.S. should use the replay dial-in number of (412) 317-6671. All callers will be required to provide the Conference ID of 10005665

About Foundation Building Materials

Foundation Building Materials, Inc. is a specialty building products distributor of wallboard, suspended ceiling systems, and metal framing throughout North America. Based in Tustin, California, the Company employs more than 3,400 people and operates more than 170, branches across the U.S. and Canada.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance, including cash interest savings, and operating results, including net sales, Adjusted EBITDA and Adjusted EBITDA margin, and the Company’s strategic plans and objectives including acquisitions and greenfields. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on our management’s current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control, that may cause the Company’s business, strategy or actual results to differ materially from the forward-looking statements.  The Company does not intend, and undertakes no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

(2) Adjusted net income, Adjusted earnings per share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See “Non-GAAP (Generally Accepted Accounting Principles) Financial Measures” section below for a discussion of how the Company defines and calculates this measure and why the Company believes it is important.

Contact Information:

Investor Relations:

John Moten

Foundation Building Materials, Inc.

657-900-3200

Investors@fbmsales.com

Media Relations:

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko or Ed Trissel

212-355-4449

- Financial Tables Follow -

FOUNDATION BUILDING MATERIALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$542,273	$467,891	$1,528,153	$1,346,441
Cost of goods sold	388,236	332,008	1,093,412	957,404
Gross profit	154,037	135,883	434,741	389,037
Operating expenses:
Selling, general and administrative	113,279	102,259	328,088	299,298
Depreciation and amortization	19,771	18,234	56,922	52,662
Total operating expenses	133,050	120,493	385,010	351,960
Income from operations	20,987	15,390	49,731	37,077
Loss on extinguishment of debt	(58,475)	-	(58,475)	-
Interest expense	(12,576)	(15,054)	(43,028)	(45,147)
Other (expense) income, net	(8)	25	126	13,424
(Loss) income before income taxes	(50,072)	361	(51,646)	5,354
Income tax (benefit) expense	(12,519)	239	(13,299)	2,205
(Loss) income from continuing operations	(37,553)	122	(38,347)	3,149
Income from discontinued operations, net of tax	2,772	1,277	7,913	3,439
Net (loss) income	$(34,781)	$1,399	$(30,434)	$6,588

(Loss) earnings per share data:
(Loss) earnings from continuing operations per share - basic	$(0.88)	$0.00	$(0.89)	$0.08
(Loss) earnings from continuing operations per share - diluted	$(0.88)	$0.00	$(0.89)	$0.08

Earnings from discontinued operations per share - basic	$0.07	$0.03	$0.18	$0.08
Earnings from discontinued operations per share - diluted	$0.07	$0.03	$0.18	$0.08

(Loss) earnings per share - basic	$(0.81)	$0.03	$(0.71)	$0.16
(Loss) earnings per share - diluted	$(0.81)	$0.03	$(0.71)	$0.16

Weighted average shares outstanding:
Basic	42,894,474	42,865,407	42,889,430	41,021,808
Diluted	42,917,230	42,870,391	42,905,273	41,023,935

Comprehensive (loss) income:
Net (loss) income	$(34,781)	$1,399	$(30,434)	$6,588
Foreign currency translation adjustment	1,481	3,037	(2,724)	5,695
Unrealized (loss) gain on derivative, net of taxes of $0.5 million and $1.0 million, respectively and $0.5 million and $1.9 million, respectively	(1,420)	(1,647)	839	(3,047)
Total other comprehensive income (loss)	61	1,390	(1,885)	2,648
Total comprehensive (loss) income	$(34,720)	$2,789	$(32,319)	$9,236

FOUNDATION BUILDING MATERIALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share data)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$10,560	$12,101
Accounts receivable—net of allowance for doubtful accounts of $3,297 and $3,494, respectively	316,290	238,091
Other receivables	50,808	55,487
Inventories	158,766	148,246
Prepaid expenses and other current assets	12,304	11,785
Current assets held for sale	128,188	82,948
Total current assets	676,916	548,658
Property and equipment, net	153,386	144,524
Intangible assets, net	145,379	164,536
Goodwill	481,260	452,728
Other assets	6,928	5,604
Noncurrent assets held for sale	-	38,220
Total assets	$1,463,869	$1,354,270
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$130,169	$134,460
Accrued payroll and employee benefits	25,777	17,920
Accrued taxes	11,775	7,003
Tax receivable agreement	15,892	15,892
Current portion of term loan	3,375	-
Other current liabilities	22,995	37,270
Current liabilities held for sale	26,599	29,733
Total current liabilities	236,582	242,278
Asset-based revolving credit facility	305,704	47,486
Long-term debt, net	438,841	534,379
Tax receivable agreement	119,912	119,912
Deferred income taxes, net	5,200	17,912
Other liabilities	9,545	12,657
Noncurrent liabilities held for sale	-	982
Total liabilities	1,115,784	975,606
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, authorized 10,000,000 shares; 0 shares issued	—	—
Common stock, $0.001 par value, authorized 190,000,000 shares; 42,894,965 and 42,865,407 shares issued, respectively	13	13
Additional paid-in capital	331,667	330,113
Retained earnings	15,936	46,184
Accumulated other comprehensive income	469	2,354
Total stockholders' equity	348,085	378,664
Total liabilities and stockholders' equity	$1,463,869	$1,354,270

FOUNDATION BUILDING MATERIALS, INC.

NET SALES BY PRODUCT LINE, GROSS PROFIT AND GROSS MARGIN

(UNAUDITED)

	Three Months Ended September 30,				Change
	2018		2017		$	%
(dollars in thousands)
Wallboard (1)	$203,991	37.6%	$179,362	38.3%	$24,629	13.7%
Suspended ceiling systems	104,422	19.3%	91,933	19.6%	12,489	13.6%
Metal framing	98,576	18.2%	71,420	15.3%	27,156	38.0%
Complementary and other products	135,284	24.9%	125,176	26.8%	10,108	8.1%
Total net sales	$542,273	100.0%	$467,891	100.0%	$74,382	15.9%
Total gross profit	$154,037		$135,883		$18,154	13.4%
Total gross margin	28.4%		29.0%		(0.6)%

(1)	For the three months ended September 30, 2017, wallboard accessories have been reclassified from “Wallboard” to “Complementary and other products” to conform to the current year presentation.

	Nine Months Ended September 30,				Change
	2018		2017		$	%
(dollars in thousands)
Wallboard (1)	$583,242	38.2%	$528,556	39.3%	$54,686	10.3%
Suspended ceiling systems	288,356	18.9%	247,921	18.4%	$40,435	16.3%
Metal framing	264,019	17.3%	212,486	15.8%	$51,533	24.3%
Complementary and other products	392,536	25.7%	357,478	26.5%	$35,058	9.8%
Total net sales	$1,528,153	100.0%	$1,346,441	100.0%	$181,712	13.5%
Total gross profit	434,741		389,037		$45,704	11.7%
Total gross margin	28.4%		28.9%		(0.5)%

(1)	For the nine months ended September 30, 2017, wallboard accessories have been reclassified from “Wallboard” to “Complementary and other products” to conform to the current year presentation.

FOUNDATION BUILDING MATERIALS, INC.

BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES (UNAUDITED)

	Three Months Ended September 30,		Change
	2018	2017	$	%
(dollars in thousands)
Base business (1)	$472,116	$419,823	$52,293	12.5%
Acquired and combined (2)	70,157	48,068	22,089	46.0%
Net sales	$542,273	$467,891	$74,382	15.9%

(1)	Represents net sales from branches that were owned by us since January 1, 2017 and branches that were opened by us during such period.
(2)	Represents branches acquired and existing branches combined with acquired branches after January 1, 2017.

	Nine Months Ended September 30,		Change
	2018	2017	$	%
(dollars in thousands)
Base business (1)	$1,339,918	$1,244,778	$95,140	7.6%
Acquired and combined (2)	188,235	101,663	86,572	85.2%
Net sales	$1,528,153	$1,346,441	$181,712	13.5%

(1)	Represents net sales from branches that were owned by us since January 1, 2017 and branches that were opened by us during such period.
(2)	Represents branches acquired and existing branches combined with acquired branches after January 1, 2017.

FOUNDATION BUILDING MATERIALS, INC.

BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES BY PRODUCT

(UNAUDITED)

	Three Months Ended September 30, 2017	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Three Months Ended September 30, 2018	Total Net Sales % Change	Base Business Net Sales % Change (1)	Acquired and Combined Net Sales % Change (2)
(dollars in thousands)
Wallboard (3)	$179,362	$13,766	$10,863	$203,991	13.7%	8.5%	61.3%
Suspended ceiling systems	91,933	7,168	5,321	104,422	13.6%	8.7%	55.1%
Metal framing	71,420	21,938	5,218	98,576	38.0%	33.8%	79.6%
Complementary and other products	125,176	9,421	687	135,284	8.1%	8.5%	4.9%
Total net sales	$467,891	$52,293	$22,089	$542,273	15.9%	12.5%	46.0%
Average daily net sales	$7,547	$830	$351	$8,608	14.1%	12.3%	45.2%

(1)	Represents base business net sales increase as a percentage of base business net sales for the three months ended September 30, 2017.
(2)	Represents acquired and combined net sales increase as a percentage of acquired and combined net sales for the three months ended September 30, 2017.
(3)	For the three months ended September 30, 2017, wallboard accessories have been reclassified from “Wallboard” to “Complementary and other products” to conform to the current year presentation.

	Nine Months Ended September 30, 2017	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Nine Months Ended September 30, 2018	Total Net Sales % Change	Base Business Net Sales % Change (1)	Acquired and Combined Net Sales % Change (2)
(dollars in thousands)
Wallboard (3)	$528,556	$18,836	$35,850	$583,242	10.3%	3.8%	94.4%
Suspended ceiling systems	247,921	20,276	20,159	288,356	16.3%	8.8%	113.1%
Metal framing	212,486	38,750	12,783	264,019	24.3%	19.4%	96.7%
Complementary and other products	357,478	17,277	17,781	392,536	9.8%	5.3%	54.5%
Total net sales	$1,346,441	$95,139	$86,573	$1,528,153	13.5%	7.6%	85.2%
Average daily net sales	$7,087	$498	$453	$8,001	12.9%	7.6%	84.7%

(1)	Represents base business net sales increase as a percentage of base business net sales for the nine months ended September 30, 2017.
(2)	Represents acquired and combined net sales increase as a percentage of acquired and combined net sales for the nine months ended September 30, 2017.
(3)	For the nine months ended September 30, 2017, wallboard accessories have been reclassified from “Wallboard” to “Complementary and other products” to conform to the current year presentation.

Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to results under GAAP, this press release contains certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) and Adjusted earnings per share ("EPS"), which are provided as supplemental measures of financial performance. These measures are not required by, or presented in accordance with, GAAP. The Company calculates Adjusted EBITDA as net (loss) income before interest expense net, loss on extinguishment of debt, income tax (benefit) expense, depreciation and amortization, unrealized losses on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting effects, losses on the disposal of property and equipment, transaction costs, management fees and hurricane related costs. The Company calculates Adjusted EBITDA margin as Adjusted EBITDA divided by net sales. The Company calculates Adjusted net income as net income before unrealized losses (gains) on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting adjustments, losses on the disposal of property and equipment, transaction costs, management fees and hurricane related costs. The Company calculates Adjusted EPS as Adjusted net income on a per weighted average share outstanding basis.

These non-GAAP financial measures are presented because they are important metrics used by management as a means by which it assesses financial performance. These measures may also be used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations.

These non-GAAP financial measures have certain limitations. These measures should not be considered as alternatives to measures of financial performance derived in accordance with GAAP. In addition, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. Furthermore, these measures are not intended to be liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

The following is a reconciliation of Adjusted EBITDA to the nearest GAAP measure, net (loss) income (unaudited):

	Three Months Ended September 30,			Three Months Ended September 30,
	2018			2017
	Reconciliation To Net Loss From Continuing Operations	Reconciliation To Net Income From Discontinued Operations (e)	Reconciliation To Net Loss	Reconciliation To Net Income From Continuing Operations	Reconciliation To Net Income From Discontinued Operations (e)	Reconciliation To Net Income
(in thousands)
Net (loss) income	$(37,553)	$2,772	$(34,781)	$122	$1,277	$1,399
Interest expense, net	12,544	11	12,555	15,028	15	15,043
Loss on extinguishment of debt	58,475	-	58,475	-	-	-
Income tax (benefit) expense	(12,519)	991	(11,528)	239	973	1,212
Depreciation and amortization	19,771	1,561	21,332	18,234	1,495	19,729
Unrealized losses on derivative financial instruments	78	-	78	111	-	111
IPO and public company readiness expenses	-	-	-	519	-	519
Stock-based compensation	633	44	677	203	10	213
Non-cash purchase accounting effects (a)	6	-	6	166	112	278
Loss on disposal of property and equipment	339	8	347	53	(23)	30
Hurricane related costs (b)	(241)	-	(241)	376	54	430
Transaction costs (c)	2,208	386	2,594	1,315	1	1,316
Adjusted EBITDA	$43,741	$5,773	$49,514	$36,366	$3,914	$40,280
Adjusted EBITDA margin (d)	8.1%	7.0%	7.9%	7.8%	5.8%	7.5%

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.
(b)

Represents insurance proceeds for hurricane related costs for the three months ended September 30, 2018; represents costs related to payroll and inventory resulting from Hurricanes Harvey and Irma for the three months ended September 30, 2017.

(c)	Represents one-time costs related to our transactions, including fees to financial advisors, accountants, attorneys, other professionals and certain internal corporate development costs.

(d)	Adjusted EBITDA margin represents Adjusted EBITDA divided by net sales.

(e)

The operating results reflected above do not fully represent the mechanical insulation's segment historical operating results, as the results reported within net income from discontinued operations only include expenses that are directly attributable to the mechanical insulation segment.

	Nine Months Ended September 30,			Nine Months Ended September 30,
	2018			2017
	Reconciliation To Net Loss From Continuing Operations	Reconciliation To Net Income From Discontinued Operations (f)	Reconciliation To Net Loss	Reconciliation To Net Income From Continuing Operations	Reconciliation To Net Income From Discontinued Operations (f)	Reconciliation To Net Income
(in thousands)
Net (loss) income	$(38,347)	$7,913	$(30,434)	$3,149	$3,439	$6,588
Interest expense, net	42,957	36	42,993	45,058	47	45,105
Loss on extinguishment of debt	58,475	-	58,475	-	-	-
Income tax (benefit) expense	(13,299)	3,169	(10,130)	2,205	2,433	4,638
Depreciation and amortization	56,922	4,637	61,559	52,662	4,490	57,152
Unrealized gains on derivative financial instruments	(56)	-	(56)	(13,045)	-	(13,045)
IPO and public company readiness expenses	89	-	89	4,929	-	4,929
Stock-based compensation	1,512	103	1,615	1,667	287	1,954
Non-cash purchase accounting effects (a)	413	-	413	830	112	942
Loss on disposal of property and equipment	614	42	656	171	31	202
Hurricane related costs (b)	(83)	-	(83)	376	54	430
Transaction costs (c)	4,753	958	5,711	3,635	251	3,886
Management fees (d)	-	-	-	353	-	353
Adjusted EBITDA	$113,950	$16,858	$130,808	$101,990	$11,144	$113,134
Adjusted EBITDA margin (e)	7.5%	7.1%	7.4%	7.6%	5.6%	7.3%

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.
(b)

Represents insurance proceeds for hurricane related costs for the nine months ended September 30, 2018; represents costs related to payroll and inventory resulting from Hurricanes Harvey and Irma for the nine months ended September 30, 2017.

(c)	Represents one-time costs related to our transactions, including fees to financial advisors, accountants, attorneys, other professionals and certain internal corporate development costs.

(d)	Represents fees paid to our former private equity sponsor for services provided pursuant to past management agreements. These fees are no longer being incurred.

(e)	Adjusted EBITDA margin represents Adjusted EBITDA divided by net sales.
(f)

The operating results reflected above do not fully represent the mechanical insulation's segment historical operating results, as the results reported within net income from discontinued operations only include expenses that are directly attributable to the mechanical insulation segment.

The following is a reconciliation of Adjusted net income to the nearest GAAP measure, net (loss) income (unaudited):

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	Reconciliation To Net Loss From Continuing Operations	Reconciliation to Net Income From Discontinued Operations(e)	Reconciliation To Net Loss	Reconciliation To Net Income From Continuing Operations	Reconciliation to Net Income From Discontinued Operations(e)	Reconciliation To Net Income
(in thousands, except share and per share data)
Net (loss) income	$(37,553)	$2,772	$(34,781)	$122	$1,277	$1,399
Loss on extinguishment of debt	58,475	-	58,475	-	-	-
Unrealized (gains) losses on derivative financial instruments	78	-	78	111	-	111
IPO and public company readiness expenses	-	-	-	519	-	519
Stock-based compensation	633	44	677	203	10	213
Non-cash purchase accounting effects (a)	6	-	6	166	112	278
Loss on disposal of property and equipment	339	8	347	53	(23)	30
Hurricane related costs (b)	(241)	0	(241)	376	54	430
Transaction costs (c)	2,208	386	2,594	1,315	1	1,316
Tax effect of adjustments (d)	(15,719)	(112)	(15,831)	(1,001)	(56)	(1,057)
Adjusted net income	$8,226	$3,098	$11,324	$1,864	$1,375	$3,239

Earnings per share (as reported):
Basic	$(0.88)	$0.07	$(0.81)	-	$0.03	$0.03
Diluted	$(0.88)	$0.07	$(0.81)	-	$0.03	$0.03
Adjusted earnings per share:
Basic	$0.19	$0.07	$0.26	$0.04	$0.03	$0.08
Diluted	$0.19	$0.07	$0.26	$0.04	$0.03	$0.08

Weighted average shares outstanding:
Basic	42,894,474	42,894,474	42,894,474	42,865,407	42,865,407	42,865,407
Diluted	42,917,230	42,917,230	42,917,230	42,870,391	42,870,391	42,870,391

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.
(b)

Represents insurance proceeds for hurricane related costs for the three months ended September 30, 2018; represents costs related to payroll and inventory resulting from Hurricanes Harvey and Irma for the three months ended September 30, 2017.

(c)	Represents one-time costs related to transactions, including fees to financial advisors, accountants, attorneys, other professionals and certain internal corporate development costs.
(d)	Represents the tax effect of the adjustments to reflect corporate income taxes at the statutory rates of 25.5% and 36.5% for the three months ended September 30, 2018 and 2017, respectively.
(e)

The operating results reflected above do not fully represent the mechanical insulation's segment historical operating results, as the results reported within net income from discontinued operations only include expenses that are directly attributable to the mechanical insulation segment.

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Reconciliation To Net Loss From Continuing Operations	Reconciliation to Net Income From Discontinued Operations(f)	Reconciliation To Net Loss	Reconciliation To Net Income From Continuing Operations	Reconciliation to Net Income From Discontinued Operations(f)	Reconciliation To Net Income
(in thousands, except share and per share data)
Net (loss) income	$(38,347)	$7,913	$(30,434)	$3,149	$3,439	$6,588
Loss on extinguishment of debt	58,475	-	58,475	-	-	-
Unrealized (gains) losses on derivative financial instruments	(56)	-	(56)	(13,045)	-	(13,045)
IPO and public company readiness expenses	89	-	89	4,929	-	4,929
Stock-based compensation	1,512	103	1,615	1,667	287	1,954
Non-cash purchase accounting effects (a)	413	-	413	830	112	942
Loss on disposal of property and equipment	614	42	656	171	31	202
Hurricane related costs (b)	(83)	-	(83)	376	54	430
Transaction costs (c)	4,753	958	5,711	3,635	251	3,886
Management fees (d)	-	-	-	353	-	353
Tax effect of adjustments (e)	(16,797)	(282)	(17,079)	395	(268)	127
Adjusted net income	$10,573	$8,734	$19,307	$2,460	$3,906	$6,366

Earnings per share (as reported):
Basic	$(0.89)	$0.18	$(0.71)	$0.08	$0.08	$0.16
Diluted	$(0.89)	$0.18	$(0.71)	$0.08	$0.08	$0.16
Adjusted earnings per share:
Basic	$0.25	$0.20	$0.45	$0.06	$0.10	$0.16
Diluted	$0.25	$0.20	$0.45	$0.06	$0.10	$0.16

Weighted average shares outstanding:
Basic	42,889,430	42,889,430	42,889,430	41,021,808	41,021,808	41,021,808
Diluted	42,905,273	42,905,273	42,905,273	41,023,935	41,023,935	41,023,935

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of acquisitions.
(b)

Represents insurance proceeds for hurricane related costs for the three months ended September 30, 2018; represents costs related to payroll and inventory resulting from Hurricanes Harvey and Irma for the three months ended September 30, 2017.

(c)	Represents one-time costs related to transactions, including fees to financial advisors, accountants, attorneys, other professionals and certain internal corporate development costs.
(d)

Represents fees paid to our former private equity sponsor for services provided pursuant to past management agreements. These fees are no longer being incurred subsequent to our initial public offering.

(e)	Represents the tax effect of the adjustments to reflect corporate income taxes at the statutory rates of 25.5% and 36.5% for the three months ended September 30, 2018 and 2017, respectively.
(f)

The operating results reflected above do not fully represent the mechanical insulation's segment historical operating results, as the results reported within net income from discontinued operations only include expenses that are directly attributable to the mechanical insulation segment.

FOUNDATION BUILDING MATERIALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF DISCONTINUED OPERATIONS (UNAUDITED)

(MECHANICAL INSULATION BUSINESS)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$82,533	$67,555	$237,923	$197,692
Cost of goods sold	60,125	48,655	172,682	142,503
Gross profit	22,408	18,900	65,241	55,189
Operating expenses:
Selling, general and administrative	17,078	15,150	49,481	44,775
Depreciation and amortization	1,561	1,495	4,637	4,490
Total operating expenses	18,639	16,645	54,118	49,265
Income from operations	3,769	2,255	11,123	5,924
Interest expense	(11)	(15)	(36)	(47)
Other income (expense), net	5	10	(5)	(5)
Income from discontinued operations before income taxes	3,763	2,250	11,082	5,872
Income tax expense	991	973	3,169	2,433
Net income from discontinued operations, net of tax	$2,772	$1,277	$7,913	$3,439